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                                             Exhibit C1

NEES Energy, Inc.
Consolidated Statement of Cash Flows
(Thousands of Dollars)
For the Quarter Ended September 30, 1998
(Unaudited, Subject to Adjustment)


Operating activities:
  Net income/(loss)                                       $(3,321)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Depreciation and amortization                            466
     (Increase) decrease in accounts receivable and
      Unbilled revenue                                       (206)
     Increase (decrease) in inventory                     (10,256)
     (Increase) decrease in prepaid and other
      current assets                                          620
     Increase (decrease) in accounts payable                  (99)
     Increase (decrease) in accrued liabilities            (3,060)
     Other, net                                            (4,175)
                                                         --------
Net cash provided by (used in) operating activities       (20,031)
                                                         --------


Investing activities:
  Fixed asset expenditures                                 (1,321)
  Investment in Weatherwise                                  (160)
  Investment in PAL Energy                                (13,645)
                                                         --------
Net cash used in investing activities                     (15,126)
                                                         --------

Financing activities:
  Subordinated notes payable to parent-issues              19,050
  Capital contribution from parent                         10,805
                                                         --------
  Net cash provided by investing activities                29,855
                                                         --------

Net increase (decrease) in cash and cash equivalents       (5,302)

Cash and cash equivalents at beginning of period           11,806
                                                         --------

Cash and cash equivalents at end of period                 $6,504
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